Exhibit 3.57

State of North Carolina Department of the Secretary of State

CERTIFICATE OF DOMESTIC LIMITED PARTNERSHIP INCLUDING ARTICLES OF CONVERSION

Pursuant to §§ 59-201 and 59-1052 of the General Statutes of North Carolina, the undersigned hereby submits this Certificate of Domestic Limited Partnership for the purpose of converting to a domestic limited partnership.

1.                                      The name of the limited partnership is: Family Dollar Stores of Indiana, L.P.

(The name must contain the words “Limited Partnership,” or the abbreviation “L.P.” or “LP,” or the combination “Ltd. Partnership”.)

2.                                      The domestic limited partnership is being formed pursuant to a conversion of another business entity. The name of the converting business entity is: Family Dollar Stores of Indiana, L.P.

3.                                      The converting business entity is a: (select one) ☐ domestic corporation; ☐ foreign corporation;

☐ domestic limited liability company; ☐ foreign limited liability company; ☒ foreign limited partnership;

☐ domestic registered limited liability partnership; ☐ foreign limited liability partnership; or

☐ other partnership as defined in G.S. 59-36, whether or not formed under the laws of North Carolina.

4.                                      The state or country whose laws govern the organization and internal affairs of the converting business entity is: Indiana

5.                                      A plan of conversion has been approved by the converting business entity in the manner required by law.

6.                                      Name of Registered Agent: C T Corporation System

7.                                      Address of Registered Agent’s Office:

Number and Street 150 Fayetteville Street, Box 1011

City: Raleigh                               State:            NC             Zip Code:               27601                        County: Wake

8.                                      Address of office where records are kept in this State, if not kept at registered office:

Telephone Number: (704) 847-6961

Number and Street 10401 Monroe Road

City: Matthews                       State:         NC             Zip Code:                 28105-5349                   County: Mecklenburg

9.                                      Latest date upon which the limited partnership is to dissolve. (If no date is specified, there shall be no limit on the limited partnership’s duration.)

10.                               State the name, and address, including county and city or town, and street and number, if any, of each general partner. (Attach additional sheets if necessary.)

Family Dollar Holdings, Inc.

10401 Monroe Road

Matthews, North Carolina 28105-5349

Mecklenburg County

11.                               (Optional): Please provide a business e-mail address:                                                                                  .

The Secretary of State’s Office will e-mail the business automatically at the address provided at no charge when a document is filed. The e-mail provided will not be viewable on the website. For more information on why this service is being offered, please see the instructions for this document.

12.                               This registration will be effective upon filing, unless a future date and/or time is specified:

13.                               The following and attached signatures of EACH general partner constitute an affirmation under the penalty of perjury that the facts herein are true.

(a)                                 If the general partner is an individual, complete this section:

Signature	Date
Typed or Printed Name

Signature	Date
Typed or Printed Name

Signature	Date
Typed or Printed Name

Signature	Date
Typed or Printed Name

(b)                                 If the general partner is a corporation or other entity, complete this section.

Name of corporation or other entity	Family Dollar Holdings, Inc.
Signature of officer	/s/ Kevin Wampler
Name and Title of officer	Kevin Wampler, Executive Vice President and Chief Financial Officer
Date	2/23/16

Name of corporation or other entity
Signature of officer
Name and Title of officer
Date

Name of corporation or other entity
Signature of officer
Name and Title of officer
Date